Exhibit 99.1

News Release
CBOE HOLDINGS REPORTS FIFTH CONSECUTIVE YEAR OF RECORD FINANCIAL RESULTS

Fourth-Quarter 2015 Financial Highlights
-- GAAP Operating Revenue Decreased 6 Percent to $156.0 Million; Adjusted Operating Revenue Decreased 8 Percent to $154.0 Million1
-- GAAP Net Income Allocated to Common Stockholders Up 2 Percent to $50.2 Million; Diluted EPS Up 5 Percent to $0.61
-- Adjusted Net Income Allocated to Common Stockholders Down 9 Percent to $48.9 Million; Adjusted Diluted EPS Down 8 Percent to $0.591
Full-Year 2015 Financial Highlights
-- GAAP Operating Revenue Increased 3 Percent to $634.5 Million; Adjusted Operating Revenue Increased 2 Percent to $632.5 Million1
-- GAAP Net Income Allocated to Common Stockholders Increased 8 Percent to $204.1 Million; Diluted EPS Up 11 Percent to $2.46
-- Adjusted Net Income Allocated to Common Stockholders Increased 2 Percent to $198.9 Million; Adjusted Diluted EPS Up 5 Percent to $2.401
CHICAGO, February 3, 2016 - CBOE Holdings, Inc. (NASDAQ: CBOE) announced today its financial results for the fourth quarter and full year ended December 31, 2015.
For the quarter ended December 31, 2015, the company reported GAAP net income allocated to common stockholders of $50.2 million, or $0.61 per diluted share, compared with $49.1 million, or $0.58 per diluted share, in the fourth quarter of 2014. On an adjusted basis, net income allocated to common stockholders was $48.9 million, or $0.59 per diluted share, compared with $53.6 million, or $0.64 per diluted share, in the prior year period. GAAP operating revenue for the fourth quarter was $156.0 million, down 6 percent compared to $166.5 million in 2014's fourth quarter. Adjusted operating revenue was $154.0 million, down 8 percent compared to $166.5 million in the fourth quarter of 2014.
For the year ended December 31, 2015, GAAP net income allocated to common stockholders rose 8 percent to $204.1 million, or $2.46 per diluted share, on GAAP operating revenue of $634.5 million. For 2014, the company reported GAAP net income allocated to common stockholders of $188.4 million, or $2.21 per diluted share, on GAAP operating revenue of $617.2 million. On an adjusted basis, net income allocated to common stockholders increased 2 percent to $198.9 million from $194.5 million in 2014. Adjusted diluted earnings per share grew 5 percent to $2.40 from $2.28 in 2014, on adjusted operating revenue of $632.5 million in 2015 and $617.2 million in 2014.
Financial results presented on an adjusted basis for the fourth quarter of 2015 and the years ended December 31, 2015 and 2014 exclude certain items, including the recognition of revenue related to prior periods, accelerated

1A full reconciliation of CBOE Holdings' non-GAAP results to its GAAP results for the reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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stock-based compensation, severance expense, tax provisions related to prior years and impairment charges, which are detailed in the reconciliation of non-GAAP results.
“I am pleased with our record financial results for the year, particularly in light of the persistent low volatility and lower options trading volumes seen industrywide in 2015. CBOE Holdings posted record volume in our index trading complex led by new all-time highs in SPX options and VIX futures. We also significantly expanded our proprietary product line and our global customer reach, while forming new alliances to complement our core strengths and diversify our product line,” said Edward T. Tilly, CBOE Holdings' Chief Executive Officer. “2016 is off to a strong start and we are excited about the opportunities ahead as we pursue our mission to be the leader in providing innovative products that facilitate and enhance trading in a global marketplace, while creating value for our customers and our shareholders."
"CBOE’s ability to further develop trading in our premium products while optimizing our operational efficiency, drove new highs in revenue and earnings, making 2015 our fifth consecutive year of record financial results. Our strong financial position enabled us to reward shareholders through increased dividend payments and share repurchases in 2015, returning nearly $73 million through dividends and $135 million in share repurchases while continuing to reinvest to grow our business,” said Alan J. Dean, CBOE Holdings' Executive Vice President and Chief Financial Officer.
Key Statistics and Financial Highlights:
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters and twelve-month periods ended December 31, 2015 and 2014. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	4Q 2015	4Q 2014	Y/Y Change	FY 2015	FY 2014	Y/Y Change
Key Statistics:
Total Trading Days	64	64		252	252
Average Daily Volume (options and futures)	4.25	5.64	(25)%	4.66	5.26	(11)%
Total Trading Volume (options and futures)	271.6	361.2	(25)%	1,173.9	1,325.4	(11)%
Average Revenue Per Contract	$0.408	$0.340	20%	$0.388	$0.330	18%
GAAP Financial Highlights:
Total Operating Revenues	$156.0	$166.5	(6)%	$634.5	$617.2	3%
Total Operating Expenses	80.1	79.5	1%	314.6	303.4	4%
Operating Income	75.9	87.0	(13)%	319.9	313.8	2%
Operating Margin %	48.7%	52.2%	-350 bps	50.4%	50.8%	-40 bps
Net Income	$50.4	$49.3	2%	$205.0	$189.7	8%
Net Income Allocated to Common Stockholders	$50.2	$49.1	2%	$204.1	$188.4	8%
Diluted EPS	$0.61	$0.58	5%	$2.46	$2.21	11%
Weighted Average Shares Outstanding	82.3	84.3	(2)%	83.1	85.4	(3)%
Adjusted Financial Highlights:[1]
Total Operating Revenues	154.0	166.5	(8)%	632.5	617.2	2%
Total Operating Expenses	80.1	77.7	3%	314.6	299.0	5%
Operating Income	73.9	88.8	(17)%	317.9	318.2	—%
Operating Margin %	48.0%	53.4%	-540 bps	50.3%	51.6%	-130 bps
Net Income	$49.1	$53.8	(9)%	$199.7	$195.8	2%
Net Income Allocated to Common Stockholders	$48.9	$53.6	(9)%	$198.9	$194.5	2%
Diluted EPS	$0.59	$0.64	(8)%	$2.40	$2.28	5%
1A full reconciliation of our non-GAAP results to our GAAP results for the 2015 and 2014 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Adjusted Operating Revenue
Adjusted operating revenue was $154.0 million in the fourth quarter of 2015, a decrease of $12.5 million, or 8 percent, compared to $166.5 million in 2014's fourth quarter. Adjusted operating revenue excludes $2.0 million of prior period revenue recognized in the fourth quarter of 2015, included in other revenue. This revenue was recognized to adjust for incorrect coding of transactions by an exchange participant related to prior periods. The decline in adjusted operating revenue primarily reflects a decrease of $11.9 million in transaction fees and $1.3 million in access fees, partly offset by a $2.4 million increase in exchange services and other fees.
Transaction fees decreased 10 percent for the quarter due to a 25 percent decline in trading volume, offset somewhat by a 20 percent increase in the average revenue per contract (RPC) compared with 2014's fourth quarter. Total trading volume was 271.6 million contracts, or 4.25 million contracts per day, compared with 361.2 million contracts, or 5.64 million contracts per day, in 2014's record-setting fourth quarter. RPC for the quarter was $0.408 compared with $0.340 in the fourth quarter of 2014.
The increase in RPC primarily reflects a shift in the mix of products traded towards index options and futures contracts, which generate the highest RPC. These product categories accounted for 40.9 percent of trading volume in the fourth quarter of 2015 compared with 35.3 percent in the fourth quarter of 2014. In addition, the RPC increased across each product category as a result of fee adjustments and lower volume discounts and incentives.
The average RPC represents total transaction fees recognized for the period for Chicago Board Options Exchange® (CBOE®), C2 Options Exchange (C2) and CBOE Futures Exchange (CFE®) divided by total contracts traded during the period.
Adjusted Operating Expenses
GAAP and adjusted operating expenses were $80.1 million for the fourth quarter of 2015, up $2.4 million or 3 percent, compared with adjusted operating expenses of $77.7 million in the fourth quarter of 2014. Adjusted operating expenses exclude $1.9 million of severance expense in the fourth quarter of 2014.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $49.7 million for the fourth quarter of 2015, an increase of $3.2 million or 7 percent, compared with the fourth quarter of 2014. The increase primarily reflects higher expenses for professional fees and outside services, partially offset by lower expenses for compensation and benefits. The increase in professional fees and outside services is primarily attributed to the company's outsourcing of certain regulatory services to FINRA, which occurred in December 2014. The decrease in compensation and benefits largely reflects lower expenses related to salaries due to a workforce reduction in 2014 resulting from the outsourcing of certain regulatory services.
Volume-based expenses, which include royalty fees and order routing, were $18.1 million in the fourth quarter of 2015, a decrease of $2.1 million or 10 percent, compared with the same period a year ago. The decrease reflects lower royalty fees of $1.5 million and order-routing fees of $0.6 million. The decline in royalty fees is due to lower trading volume in licensed products versus 2014's fourth quarter.
Adjusted Operating Margin
The adjusted operating margin for the fourth quarter of 2015 of 48.0 percent, declined by 540 basis points compared with 53.4 percent in the prior year period, primarily due to the lower revenue base. The adjusted operating margin for the full-year 2015 of 50.3 percent was down 130 basis points from 2014's operating margin of 51.6 percent.
Adjusted Effective Tax Rate
The company's GAAP effective tax rate was 36.7 percent for the fourth quarter of 2015, compared with 41.2 percent in 2014's fourth quarter. The adjusted effective tax rate was 36.7 percent for the fourth quarter of 2015, compared with 39.4 percent in 2014's fourth quarter. The lower adjusted effective tax rate is primarily the result of a deduction for certain dividends recognized in the fourth quarter of 2015. The company's adjusted effective tax rate for the full-year 2015 was 38.0 percent compared to 38.2 percent for 2014.

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Fourth Quarter 2015 Operational Highlights and Recent Developments

•
On February 1, 2016, the company reported that January 2016 average daily volume (ADV) for total options was 5.15 million contracts, a 32 percent increase from December 2015 and unchanged from January 2015. In addition, CFE reported that January 2016 ADV was 272,021 contracts, an increase of 19 percent from January 2015 and a 32 percent increase from December 2015.

•
On January 25, 2016, the company announced that it made a majority equity investment in The Vest Financial Group Inc. (Vest), an investment advisor that provides options-centric products. Through its subsidiaries, Vest provides options-based investment advisory services through packaged products and develops technology solutions for options-based investments.

•
On December 11, 2015, Environmental Financial Products, LLC (EFP) and CBOE Holdings launched the American Financial Exchange (AFX), an electronic marketplace for small and mid-sized banks to lend and borrow short-term funds.

•	On December 9, 2015, CBOE launched the first international extension of the world-renowned CBOE Options Institute at the Singapore Exchange.

•
On November 23, 2015, CBOE introduced five new options-based strategy performance benchmark indexes tied to the Russell 2000® Index (RUT) that focus on options as risk management and yield enhancing investment tools.

•	On October 20, 2015, CBOE started trading options on three FTSE Russell indexes: the Russell 1000® Index, the Russell 1000 Value Index and the Russell 1000 Growth Index.

•	On October 16, 2015, the company announced a minority investment in CurveGlobal, a new interest rate derivatives venture of the London Stock Exchange Group (LSEG) and a number of major dealer banks.

•	On October 1, 2015, the company added SPXPM index options to its 2:00 a.m. to 8:15 a.m. CT extended trading session.
Return of Capital to Stockholders
During the fourth quarter of 2015, the company repurchased 516,644 shares of its common stock under its share repurchase program at an average price of $67.29 per share, for an aggregate purchase price of $34.8 million. For the full-year 2015, the company repurchased 2,144,545 shares at an average price of $61.63, for an aggregate purchase price of $132.2 million.
Since the inception of its share repurchase program in 2011 through December 31, 2015, the company has repurchased 9,999,615 shares of its common stock at an average price of $44.25 per share, for a total of $442.5 million.
As of December 31, 2015, the company had approximately $57.5 million of availability remaining under its existing share repurchase authorization.
2016 Fiscal Year Financial Guidance
CBOE Holdings currently expects the following for the year ending December 31, 2016:

•
Core operating expenses are expected to be in the range of $211.0 million to $215.0 million, an increase of 8 to 10 percent compared with $195.5 million in 2015. The increase in core expenses is due in part to higher costs associated with regulatory services and the addition of Livevol, Inc., which was acquired in August of 2015. However, both of these categories contribute revenue that is expected to offset these incremental expenses.

•	Continuing stock-based compensation expense included in core operating expenses is expected to be approximately $13.5 million for the full year.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

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•
The consolidated effective tax rate is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

•
Capital expenditures are projected to be in the range of $47.0 million to $49.0 million, reflecting the company's ongoing investments in systems hardware and software to support and enhance its trading technology.

Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its fourth quarter financial results today, February 3, 2016, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (866) 807-9684 from the United States, (866) 450-4696 from Canada or (412) 317-5415 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 10:30 a.m. CT, February 3, through 11:00 p.m. CT, February 11, 2016, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10077649.

About CBOE Holdings, Inc.:

CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as options and futures on the CBOE Volatility Index (VIX Index) and S&P 500 options (SPX), the most active U.S. index option. Other products engineered by CBOE include equity options, security index options, Weeklys options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute, Livevol options analytics and data tools, and www.cboe.com, the go-to place for options and volatility trading resources.
Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list and trade certain index options and futures products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; decreases in trading volumes or a shift in the mix of products traded on our exchanges; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; the accuracy of our estimates and expectations; legislative or regulatory changes; increasing competition by foreign and domestic entities; our index providers’ ability to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; economic, political and market conditions; our ability to attract and retain skilled management and other personnel; our ability to manage our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.

More detailed information about factors that may affect our performance may be found in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2014 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and cash flows are unaudited and subject to change.

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CBOE Media Contacts:		Analyst Contact:

Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com

CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, Livevol®, FLEX®, and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE. Russell®, Russell 1000® and Russell 2000® are registered trademarks of Frank Russell Company, used under license. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
PRODUCT:
Equities	1,435	1,476	1,530	1,808	1,940
Indexes	1,547	2,076	1,445	1,399	1,759
Exchange-traded products	1,075	1,432	1,221	1,371	1,709
Total Options Average Daily Volume	4,057	4,984	4,196	4,578	5,408
Futures	188	261	183	187	236
Total Average Daily Volume	4,245	5,245	4,379	4,765	5,644

Mix of Trading Volume by Product

	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
PRODUCT:
Equities	33.8%	28.1%	34.9%	37.9%	34.4%
Indexes	36.5%	39.6%	33.0%	29.4%	31.1%
Exchange-traded products	25.3%	27.3%	27.9%	28.8%	30.3%
Futures	4.4%	5.0%	4.2%	3.9%	4.2%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
Trading Days	64	64	63	61	64
PRODUCT:
Equities	$0.097	$0.106	$0.093	$0.077	$0.068
Indexes	0.726	0.709	0.697	0.712	0.696
Exchange-traded products	0.143	0.143	0.117	0.118	0.105
Total Options Average Revenue Per Contract	0.349	0.368	0.308	0.284	0.284
Futures	1.686	1.647	1.758	1.705	1.616
Total Average Revenue Per Contract	$0.408	$0.431	$0.368	$0.340	$0.340

Transaction Fees by Product (in thousands)

	4Q 2015	3Q 2015	2Q 2015	1Q 2015	4Q 2014
PRODUCT:
Equities	$8,866	$10,036	$8,942	$8,541	$8,429
Indexes	71,891	94,192	63,441	60,807	78,359
Exchange-traded products	9,839	13,089	8,966	9,893	11,508
Total Options Transaction Fees	$90,596	$117,317	$81,349	$79,241	$98,296
Futures	20,257	27,506	20,268	19,482	24,435
Total Transaction Fees	$110,853	$144,823	$101,617	$98,723	$122,731

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating revenues, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three months ended December 31,		Twelve months ended December 31,

(in thousands)	2015	2014	2015	2014
Total Operating Expenses	$80,052	$79,525	$314,617	$303,424
Less:
Depreciation and amortization	12,202	11,053	46,274	39,913
Accelerated stock-based compensation expense	—	—	—	2,530
Severance expense	—	1,863	—	1,863
Volume-based expenses:
Royalty fees	17,830	19,266	70,574	66,110
Order routing	299	874	2,293	4,080
Core Operating Expenses (non-GAAP):	$49,721	$46,469	$195,476	$188,928
Less: Continuing stock-based compensation expense	3,194	2,098	12,181	13,047
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$46,527	$44,371	$183,295	$175,881

Detail of Core Operating Expenses (non-GAAP)
Compensation and benefits	$26,768	$27,493	$105,925	$117,341
Technology support services	5,182	4,915	20,662	19,189
Professional fees and outside services	12,897	8,539	50,060	31,976
Travel and promotional expenses	2,548	2,727	8,982	9,046
Facilities costs	1,446	1,445	4,998	5,721
Other expenses	880	1,350	4,849	5,655
Total	$49,721	$46,469	$195,476	$188,928

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The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures.

(in thousands, except per share amounts)	Three months ended December 31, 2015			Three months ended December 31, 2014
		Items Impacting Results			Items Impacting Results
	Reported (GAAP)	Operating Revenues[1]	Adjusted (non-GAAP)	Reported (GAAP)	Operating Expenses [4]	Other Income/Expenses [5]	Income Tax Provision [6]	Adjusted (non-GAAP)
Total Operating Revenues	$155,946	(1,995)	$153,951	$166,487				$166,487
Total Operating Expenses	80,052		80,052	79,525	(1,863)			77,662
Operating Income	75,894	(1,995)	73,899	86,962	1,863			88,825
Operating Margin	48.7%		48.0%	52.2%				53.4%
Total Other Income/(Expense)	3,770		3,770	(3,017)		3,000		(17)
Income Before Income Taxes	79,664	(1,995)	77,669	83,945	1,863	3,000		88,808
Income Tax Provision	29,262	(732)	28,530	34,603	768	1,237	(1,600)	35,008
Effective Income Tax Rate	36.7%		36.7%	41.2%				39.4%
Net Income	$50,402	$(1,263)	$49,139	$49,342	$1,095	$1,763	$1,600	$53,800
Net Income Allocated to Participating Securities	(222)	6	(216)	(223)	(5)	(8)	(7)	(243)
Net Income Allocated to Common Stockholders	$50,180	$(1,257)	$48,923	$49,119	$1,090	$1,755	$1,593	$53,557
Diluted Net Income per Share Allocated to Common Stockholders	$0.61	$(0.02)	$0.59	$0.58	$0.01	$0.02	$0.02	$0.64

(in thousands, except per share amounts)	Twelve months ended December 31, 2015					Twelve months ended December 31, 2014
		Items Impacting Results					Items Impacting Results
	Reported (GAAP)	Operating Revenues[1]	Other Income/Expenses[3]	Income Tax Provision[2]	Adjusted (non-GAAP)	Reported (GAAP)	Operating Expenses [7]	Operating Expenses [4]	Other Income/Expenses [5]	Income Tax Provision [6]	Adjusted(non-GAAP)
Total Operating Revenues	$634,545	(1,995)			$632,550	$617,225					$617,225
Total Operating Expenses	314,617				314,617	303,424	(2,530)	(1,863)			299,031
Operating Income	319,928	(1,995)			317,933	313,801	2,530	1,863			318,194
Operating Margin	50.4%				50.3%	50.8%					51.6%
Total Other Income/(Expense)	4,096		364		4,460	(4,104)			3,000		(1,104)
Income Before Income Taxes	324,024	(1,995)	364		322,393	309,697	2,530	1,863	3,000		317,090
Income Tax Provision	119,001	(758)	138	4,286	122,667	119,983	979	721	1,161	(1,600)	121,244
Effective Income Tax Rate	36.7%				38.0%	38.7%					38.2%
Net Income	$205,023	$(1,237)	$226	$(4,286)	$199,726	$189,714	$1,551	$1,142	$1,839	$1,600	$195,846
Net Income Allocated to Participating Securities	(898)	9	(2)	19	(872)	(1,322)	(11)	(8)	(13)	(11)	(1,365)
Net Income Allocated to Common Stockholders	$204,125	$(1,228)	$224	$(4,267)	$198,854	$188,392	$1,540	$1,134	$1,826	$1,589	$194,481
Diluted Net Income per Share Allocated to Common Stockholders	$2.46	$(0.01)	$—	$(0.05)	$2.40	$2.21	$0.02	$0.01	$0.02	$0.02	$2.28

NOTES: Amounts may not foot due to rounding.

1)	In the fourth quarter of 2015, the company recognized revenue to adjust for incorrect coding of transactions by an exchange participant related to prior periods.

2)	In the third quarter of 2015, the company recorded a benefit from the release of an uncertain tax provision related to research and development credits, which were effectively settled.

3)	In the first quarter of 2015, the company recorded impairments of an advance to and an investment.

4)	In the fourth quarter of 2014, the company recognized severance expense relating to the outsourcing of certain of its regulatory services.

5)	In the fourth quarter of 2014, the company recorded an impairment for an investment.

6)	In the fourth quarter of 2014, the company recognized changes in assessments of uncertain tax positions related to a prior period.

7)	In the first quarter of 2014, the company accelerated the vesting of certain stock awards.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three and Twelve Months Ended December 31, 2015 and 2014

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2015	2014	2015	2014

Operating Revenues:
Transaction fees	$110,853	$122,731	$456,016	$437,764
Access fees	13,177	14,530	53,295	59,332
Exchange services and other fees	11,766	9,390	42,209	38,042
Market data fees	7,332	7,710	30,034	30,447
Regulatory fees	8,157	8,559	33,489	37,083
Other revenue	4,661	3,567	19,502	14,557
Total Operating Revenues	155,946	166,487	634,545	617,225

Operating Expenses:
Compensation and benefits	26,768	29,356	105,925	121,734
Depreciation and amortization	12,202	11,053	46,274	39,913
Technology support services	5,182	4,915	20,662	19,189
Professional fees and outside services	12,897	8,539	50,060	31,976
Royalty fees	17,830	19,266	70,574	66,110
Order routing	299	874	2,293	4,080
Travel and promotional expenses	2,548	2,727	8,982	9,046
Facilities costs	1,446	1,445	4,998	5,721
Other expenses	880	1,350	4,849	5,655
Total Operating Expenses	80,052	79,525	314,617	303,424

Operating Income	75,894	86,962	319,928	313,801

Other Income/(Expense):
Investment income	3,514	40	3,692	113
Net income/(loss) from investments	283	(3,057)	447	(4,217)
Interest expense	(27)	—	(43)	—
Total Other Income/(Expense)	3,770	(3,017)	4,096	(4,104)

Income Before Income Taxes	79,664	83,945	324,024	309,697
Income tax provision	29,262	34,603	119,001	119,983
Net Income	50,402	49,342	205,023	189,714
Net Income allocated to participating securities	(222)	(223)	(898)	(1,322)
Net Income allocated to common stockholders	$50,180	$49,119	$204,125	$188,392

Net Income Per Share Allocated to Common Stockholders:
Basic	$0.61	$0.58	$2.46	$2.21
Diluted	0.61	0.58	2.46	2.21
Weighted average shares used in computing income per share:
Basic	82,344	84,315	83,081	85,406
Diluted	82,344	84,315	83,081	85,406

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Page 11/12 CBOE Holdings, Inc. Reports Fourth Quarter 2015 Financial Results

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
December 31, 2015 and December 31, 2014

(in thousands, except share amounts)	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$102,253	$147,927
Accounts receivable—net allowances of 2015 - $150 and 2014 - $285	62,535	58,386
Marketing fee receivable	5,682	10,697
Income taxes receivable	27,901	21,503
Other prepaid expenses	5,122	4,622
Other current assets	625	972
Total Current Assets	204,118	244,107

Investments	48,430	12,351
Land	4,914	4,914
Total Property and Equipment—Net	60,360	66,856
Goodwill	7,655	—
Total Other Assets—Net	59,311	55,673
Total	$384,788	$383,901

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$60,104	$58,566
Marketing fee payable	6,141	11,236
Contingent consideration - current	2,000	—
Deferred revenue and other liabilities	4,019	1,988
Post-retirement benefit obligation - current	100	101
Income taxes payable	1,633	1,774
Total Current Liabilities	73,997	73,665

Total Long-term Liabilities	51,146	60,169
Total Liabilities	125,143	133,834
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at December 31, 2015 or 2014	—	—
Common stock, $0.01 par value: 325,000,000 shares authorized; 92,738,803 issued and 82,088,549 outstanding at December 31, 2015; 92,569,189 issued and 84,114,475 outstanding at December 31, 2014	927	926
Additional paid-in-capital	123,577	110,112
Retained earnings	603,597	472,005
Treasury stock at cost – 10,650,254 shares at December 31, 2015 and 8,454,714 shares at December 31, 2014	(467,632)	(332,287)
Accumulated other comprehensive loss	(824)	(689)
Total Stockholders' Equity	259,645	250,067

Total	$384,788	$383,901

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Page 12/12 CBOE Holdings, Inc. Reports Fourth Quarter 2015 Financial Results

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Twelve Months Ended December 31, 2015 and 2014

	Twelve Months Ended December 31,
(in thousands)	2015	2014
Cash Flows from Operating Activities:
Net Income	$205,023	$189,714
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	46,274	39,913
Other amortization	81	87
Provision for deferred income taxes	(8,283)	(290)
Stock-based compensation	12,181	15,577
Loss on disposition of property	617	662
Equity (gain)/loss in investments	(811)	1,217
Impairment of investment and other assets	118	3,000
Net change in assets and liabilities:	(9,922)	12,777
Net Cash Flows Provided by Operating Activities	245,278	262,657
Cash Flows from Investing Activities:
Capital and other assets expenditures	(39,340)	(50,154)
Acquisition of a business	(2,960)	—
Investments	(35,386)	(1,987)
Other	(1,735)	3
Net Cash Flows Used in Investing Activities	(79,421)	(52,138)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(73,431)	(66,999)
Payment of special dividend	—	(43,831)
Payment of outstanding debt in conjunction with acquisition of a business	(4,040)	—
Excess tax benefit from stock-based compensation	1,285	3,557
Purchase of unrestricted stock from employees	(3,178)	(8,332)
Purchase of unrestricted stock under announced program	(132,167)	(168,328)
Net Cash Flows Used in Financing Activities	(211,531)	(283,933)

Net Decrease in Cash and Cash Equivalents	(45,674)	(73,414)

Cash and Cash Equivalents at Beginning of Period	$147,927	$221,341
Cash and Cash Equivalents at End of Period	$102,253	$147,927

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$133,460	$103,976
Non-cash activities:
Change in post-retirement benefit obligation	$220	$(583)
Unpaid liability to acquire equipment and software	$2,756	$2,769
Contingent consideration - short-term	$2,000	$—
Contingent consideration - long-term	$1,379	$—

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